UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1

(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On January 13, 2015, Ivanhoe Energy Inc. (the “Company” or “Ivanhoe Energy”) received a letter (the “Notice”) from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) notifying the Company that the minimum bid price per share for its common stock was below $1.00 for a period of 30 consecutive business days and that therefore the Company did not meet the minimum bid price requirement set forth in NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”).

The Notice has no effect on the listing of the Company’s common stock on the NASDAQ at this time. In addition, the Company’s common shares are listed and trade on the Toronto Stock Exchange. The Toronto Stock Exchange does not have a minimum bid price per share requirement.

The Notice stated that the Company has been provided 180 calendar days, or until July 13, 2015, to regain compliance with the Minimum Bid Price Rule. If at any time during the 180-day compliance period, the minimum closing bid price per share of the Company’s common stock closes at or above $1.00 for a minimum of 10 consecutive business days, Ivanhoe Energy will regain compliance and the matter will be closed. In the event the Company does not regain compliance by July 13, 2015, it may be eligible to receive an additional 180-day grace period to regain compliance with the Minimum Bid Price Rule; provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the bid price requirement, and provides written notice of its intention to cure the minimum bid price deficiency during the second 180-day period, by effecting a reverse stock split, if necessary. If it appears to the NASDAQ staff that the Company will not be able to cure the deficiency or if the Company is not otherwise eligible for the additional compliance period, the Company’s common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to continue to monitor the bid price for its common stock. If the Company’s common stock does not trade at a level that is likely to regain compliance with the Minimum Bid Price Rule, the Company’s Board of Directors will consider other options that may be available to achieve compliance.

On January 16, 2015, the Company issued a press release announcing receipt of the Notice. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated January 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 16, 2015

IVANHOE ENERGY INC.
By:	/s/ William Parry
Name: William Parry Title: Senior Vice President and General Counsel